Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Clearside Biomedical, Inc. of our report dated March 14, 2019, with respect to the financial statements of Clearside Biomedical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

May 10, 2019